Exhibit 99.1
October 21, 2020
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Third Quarter 2020 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported third quarter 2020 net income attributable to Knight-Swift of $122.1 million and Adjusted Net Income Attributable to Knight-Swift of $134.6 million. We reported GAAP earnings per diluted share of $0.71 for the third quarter of 2020, compared to $0.44 for the third quarter of 2019. Our Adjusted EPS was $0.79 for the third quarter of 2020, compared to $0.48 for the third quarter of 2019.

Key Financial Highlights
Our consolidated operating income increased by 60.7% on a year-over-year basis for the third quarter of 2020 as a result of a 4.3% increase in consolidated revenue, excluding trucking fuel surcharge and our focus on cost control. Both the strength in freight demand and constrained capacity led to earlier peak volumes, which we expect will continue into the fourth quarter.
Our Trucking segment improved its Adjusted Operating Income by 54.1%, resulting in a 620 basis point Adjusted Operating Ratio improvement to 81.3% in the third quarter of 2020 from 87.5% in the third quarter of 2019. Our Logistics segment produced an Adjusted Operating Ratio of 97.4% in the third quarter of 2020. Load volumes within our Intermodal segment increased by 16.6% sequentially and decreased by 5.7% year-over-year, contributing to an Adjusted Operating Ratio of 99.7% in the third quarter of 2020, as compared 102.4% in the third quarter of last year.
Knight-Swift Consolidated Results

	Quarter Ended September 30,
	2020	2019	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,210,406	$1,200,522	0.8%
Revenue, excluding trucking fuel surcharge	$1,137,313	$1,090,210	4.3%
Operating income	$165,461	$102,953	60.7%
Adjusted Operating Income [1]	$183,094	$113,712	61.0%
Net income attributable to Knight-Swift	$122,058	$74,619	63.6%
Adjusted Net Income Attributable to Knight-Swift [1]	$134,618	$82,802	62.6%
Earnings per diluted share	$0.71	$0.44	61.4%
Adjusted EPS [1]	$0.79	$0.48	64.6%

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Income Taxes — The effective tax rate was 28.1% for the third quarter of 2020, compared to 24.6% for the third quarter of 2019. The current quarter effective tax rate was negatively impacted by certain tax-related items within our Mexico operations. We expect the full-year 2020 effective tax rate to be in the range of 25.5% to 27.0% before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.08 per share to stockholders of record on September 4, 2020, which was paid on September 25, 2020.
Other Income, net — During the third quarter of 2020, we recognized $7.5 million in income within "Other income, net" in the condensed consolidated statements of comprehensive income, compared to $3.3 million for the same quarter of last year. The $4.2 million increase was primarily driven by gains recognized within our portfolio of investments.

Segment Financial Performance
Trucking Segment

	Quarter Ended September 30,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$902,592	$876,385	3.0%
Operating income	$168,781	$109,409	54.3%
Adjusted Operating Income [1]	$169,105	$109,758	54.1%
Operating ratio	82.7%	88.9%	(620 bps)
Adjusted Operating Ratio [1]	81.3%	87.5%	(620 bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Trucking segment includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border operations across our brands with 13,446 irregular route tractors and 5,018 dedicated route tractors. We improved the Adjusted Operating Ratio within this segment to 81.3% in the third quarter of 2020 from 87.5% in the third quarter of 2019. Average revenue per tractor increased by 5.4%, driven by a 5.1% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions. We expect rate per mile to continue to improve in the coming quarters. In the third quarter of 2020, the Swift truckload operating segment generated an Adjusted Operating Ratio of 77.9% and the Knight trucking operating segment generated an Adjusted Operating Ratio of 80.1%. The Knight trucking and Swift truckload operating segments operated within 30 basis points of each other during the trailing twelve month period ended September 30, 2020. We also saw year-over-year improvement in our dedicated and refrigerated operating segments during the third quarter.
Logistics Segment

	Quarter Ended September 30,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$96,237	$83,631	15.1%
Operating income	$2,478	$3,692	(32.9%)
Operating ratio	97.5%	95.7%	180 bps
Adjusted Operating Ratio [1]	97.4%	95.6%	180 bps

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio in the Logistics segment (which primarily consists of our Knight and Swift brokerage services) increased to 97.4% in the third quarter of 2020 from 95.6% in the third quarter of 2019.
Brokerage-only — With tightening of capacity, brokerage gross margin decreased to 11.0% in the third quarter of 2020 from 14.0% in the third quarter of 2019. Margins began to stabilize and subsequently improved throughout the third quarter of 2020. A 28.4% increase in brokerage revenue per load, partially offset by a 7.9% decrease in brokerage load volumes contributed to an 18.2% increase in brokerage revenue, excluding intersegment transactions. Load volumes grew 87.2% year-over-year within our power-only service offering, contributing to 109.6% revenue growth within power-only and representing 30.1% of our total third quarter 2020 brokerage load volumes.

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Intermodal Segment

	Quarter Ended September 30,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$98,808	$108,758	(9.1%)
Operating income (loss)	$250	$(2,652)	(109.4%)
Operating ratio	99.7%	102.4%	(270 bps)

During the third quarter of 2020, our Intermodal segment produced an operating ratio of 99.7%, compared to 102.4% during the third quarter of 2019. Continued market pressures contributed to a 9.1% decrease in revenue, excluding intersegment transactions, as load counts decreased 5.7% and revenue per load decreased 3.7%. Excluding the impact of fuel, revenue per load increased 2.5% year-over-year. On a sequential basis, a 16.6% increase in load volumes contributed to a 560 basis point improvement in operating ratio for the third quarter of 2020, compared to the second quarter of 2020. We continue to develop our Intermodal network and cost structure and expect to continue to see improved results in the fourth quarter.
Non-reportable Segments

	Quarter Ended September 30,
	2020	2019	Change
	(Dollars in thousands)
Total revenue	$56,610	$30,597	85.0%
Operating loss	$(6,048)	$(7,496)	(19.3%)

The non-reportable segments include support services provided to our customers and independent contractors (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, certain warehousing activities, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the 2017 merger). Operating results within the non-reportable segments improved in the third quarter of 2020, which included additional income earned from warehousing activities, partially offset by a $6.2 million charge associated with certain class action lawsuits involving pre-merger employment-related claims that were previously disclosed by Swift.

Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses)

	Year-to-Date September 30,
	2020	2019	Change
	(In thousands)
Net cash provided by operating activities	$655,019	$612,412	$42,607
Net cash used in investing activities	(335,602)	(468,420)	132,818
Net cash used in financing activities	(243,138)	(139,156)	(103,982)
Net increase in cash, restricted cash, and equivalents [1]	$76,279	$4,836	$71,443
Net capital expenditures	$(276,144)	$(457,850)	$181,706

1"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.

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Liquidity and Capitalization — As of September 30, 2020, we had a balance of $854.9 million of unrestricted cash and available liquidity and $5.9 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $641.7 million as of September 30, 2020, which is a $117.8 million decrease from December 31, 2019. Our cash provided by operating activities and change in Net Debt balances were negatively affected by a $93.4 million cash settlement paid in March 2020 associated with pre-2017 merger legal matters that were previously accrued and disclosed. Free cash flow1 for the year-to-date period ended September 30, 2020, including the $93.4 million payment, was $378.9 million (computed as net cash provided by operating activities, less net capital expenditures). During the year-to-date period ended September 30, 2020, we generated $655.0 million in operating cash flows, reduced our operating lease liabilities by $66.3 million, and returned $41.3 million to our stockholders in the form of quarterly dividends. We also repurchased $34.6 million worth of our common stock at an average price of $30.41 per share (all within the first quarter of 2020). We continue to manage our leverage ratio relative to our targeted range and remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities.
Equipment and Capital Expenditures — Gain on sale of revenue equipment decreased to $1.7 million in the third quarter of 2020, compared to $8.6 million in the same quarter of 2019. The average age of our tractor fleet was 2.1 years in the third quarter of 2020, compared to 2.0 years in the same quarter of 2019. Capital expenditures, net of disposal proceeds, were $276.1 million for the year-to-date period ended September 30, 2020. We are adjusting our previously-disclosed net capital expenditures range of $500.0 – $525.0 million to a range of $380.0 – $405.0 million for full-year 2020. The reduction reflects a decision to finance approximately $120.0 million of our full-year 2020 planned equipment purchases in order to keep our leverage from falling below our target range and to take advantage of historically low medium-term fixed interest rates. Our net capital expenditures primarily represent replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities.
Guidance — We expect that Adjusted EPS2 for full-year 2020 will range from $2.68 to $2.72, which is an update from our previously-disclosed range of $2.15 to $2.30. We expect that Adjusted EPS2 for full-year 2021 will range from $3.20 to $3.40. Our expected Adjusted EPS2 ranges are based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the third quarter 2020 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________
1Free cash flow is a non-GAAP measure.
2Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.20 for full-year 2020 and $0.20 for full-year 2021), as well as noncash impairments and certain other unusual noncash items, if any.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,
•expectations regarding future supply or demand, volume, truckload capacity, and the overall freight and economic environment,
•the impacts of the COVID-19 global pandemic,
•future dividends,
•intentions regarding refinancing the Company's accounts receivable securitization, including the timing thereof,
•future effective tax rates,
•future performance of our reportable segments, including rate per mile within our Trucking segment, as well as cost structure, network, and load volumes within our Intermodal segment,
•future capital structure, capital allocation, and growth strategies and opportunities, liquidity, and
•future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Quarter Ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge	$1,137,313	$1,090,210	$3,162,005	$3,309,920
Trucking fuel surcharge	73,093	110,312	233,897	337,220
Total revenue	1,210,406	1,200,522	3,395,902	3,647,140
Operating expenses:
Salaries, wages, and benefits	376,923	375,491	1,097,067	1,119,700
Fuel	104,703	148,699	312,939	438,447
Operations and maintenance	69,964	85,108	204,435	247,311
Insurance and claims	45,186	46,792	144,768	145,724
Operating taxes and licenses	21,475	20,970	64,527	64,333
Communications	5,069	4,913	14,845	14,956
Depreciation and amortization of property and equipment	115,664	106,884	340,486	310,759
Amortization of intangibles	11,473	10,759	34,421	32,144
Rental expense	19,700	28,726	67,447	97,146
Purchased transportation	245,102	251,337	670,485	781,959
Impairments	—	—	1,255	2,182
Miscellaneous operating expenses	29,686	17,890	73,480	64,634
Total operating expenses	1,044,945	1,097,569	3,026,155	3,319,295
Operating income	165,461	102,953	369,747	327,845
Other income (expenses):
Interest income	326	1,007	1,595	3,000
Interest expense	(3,232)	(7,790)	(13,360)	(22,294)
Other income, net	7,484	3,335	9,476	12,575
Total other income (expenses), net	4,578	(3,448)	(2,289)	(6,719)
Income before income taxes	170,039	99,505	367,458	321,126
Income tax expense	47,835	24,524	99,204	78,523
Net income	122,204	74,981	268,254	242,603
Net income attributable to noncontrolling interest	(146)	(362)	(581)	(841)
Net income attributable to Knight-Swift	$122,058	$74,619	$267,673	$241,762

Earnings per share:
Basic	$0.72	$0.44	$1.57	$1.41
Diluted	$0.71	$0.44	$1.57	$1.40

Dividends declared per share:	$0.08	$0.06	$0.24	$0.18

Weighted average shares outstanding:
Basic	170,205	170,504	170,257	171,841
Diluted	171,028	171,290	171,035	172,524

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Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$240,236	$159,722
Cash and cash equivalents – restricted	36,689	41,331
Restricted investments, held-to-maturity, amortized cost	9,052	8,912
Trade receivables, net of allowance for doubtful accounts of $20,846 and $18,178, respectively	559,657	518,547
Contract balance – revenue in transit	20,233	12,696
Prepaid expenses	61,686	62,160
Assets held for sale	38,098	41,786
Income tax receivable	8,358	17,026
Other current assets	24,544	27,848
Total current assets	998,553	890,028
Property and equipment, net	2,970,565	2,850,720
Operating lease right-of-use assets	119,350	169,425
Goodwill	2,922,967	2,918,992
Intangible assets, net	1,400,719	1,379,459
Other long-term assets	89,207	73,108
Total assets	$8,501,361	$8,281,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$140,228	$99,194
Accrued payroll and purchased transportation	154,025	110,065
Accrued liabilities	112,189	175,222
Claims accruals – current portion	174,136	150,805
Finance lease liabilities and long-term debt – current portion [1]	422,655	377,651
Operating lease liabilities – current portion	57,088	80,101
Accounts receivable securitization – current portion [2]	201,878	—
Total current liabilities	1,262,199	993,038
Revolving line of credit	170,000	279,000
Finance lease liabilities – less current portion	87,253	57,383
Operating lease liabilities – less current portion	67,067	96,160
Accounts receivable securitization – less current portion [2]	—	204,762
Claims accruals – less current portion	175,915	196,912
Deferred tax liabilities	802,292	771,719
Other long-term liabilities	55,387	14,455
Total liabilities	2,620,113	2,613,429
Stockholders’ equity:
Common stock	1,702	1,707
Additional paid-in capital	4,294,504	4,269,043
Retained earnings	1,582,814	1,395,465
Total Knight-Swift stockholders' equity	5,879,020	5,666,215
Noncontrolling interest	2,228	2,088
Total stockholders’ equity	5,881,248	5,668,303
Total liabilities and stockholders’ equity	$8,501,361	$8,281,732
1    Subsequent to the September 30, 2020 balance sheet date, the Company used the proceeds from a new term loan agreement to pay the outstanding balance of the existing term loan (scheduled to mature on October 2, 2020).
2    As of September 30, 2020, the $202.0 million outstanding balance of the accounts receivable securitization is due within twelve months, and as such was reclassified into "Accounts receivable securitization – current portion." The Company intends to refinance prior to the due date.

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Segment Operating Statistics (Unaudited)

	Quarter Ended September 30,			Year-to-Date September 30, 2020
	2020	2019	Change	2020	2019	Change
Trucking
Average revenue per tractor [1]	$48,884	$46,372	5.4%	$137,736	$139,536	(1.3%)
Non-paid empty miles percentage	12.6%	12.8%	(20 bps)	13.1%	12.9%	20 bps
Average length of haul (miles)	436	431	1.2%	427	429	(0.5%)
Miles per tractor	23,422	23,397	0.1%	68,729	69,578	(1.2%)
Average tractors	18,464	18,899	(2.3%)	18,439	18,939	(2.6%)
Average trailers	58,310	57,889	0.7%	57,716	58,394	(1.2%)

Logistics
Revenue per load – Brokerage only [2]	$1,756	$1,368	28.4%	$1,518	$1,423	6.7%
Gross margin – Brokerage only	11.0%	14.0%	(300 bps)	13.5%	16.0%	(250 bps)

Intermodal
Average revenue per load [2]	$2,305	$2,393	(3.7%)	$2,291	$2,429	(5.7%)
Load count	42,862	45,445	(5.7%)	120,520	140,844	(14.4%)
Average tractors	548	625	(12.3%)	573	656	(12.7%)
Average containers	10,852	9,861	10.0%	10,522	9,863	6.7%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Computed with revenue, excluding intersegment transactions

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,210,406	$1,200,522	$3,395,902	$3,647,140
Total operating expenses	(1,044,945)	(1,097,569)	(3,026,155)	(3,319,295)
Operating income	$165,461	$102,953	$369,747	$327,845
Operating ratio	86.3%	91.4%	89.1%	91.0%

Non-GAAP Presentation
Total revenue	$1,210,406	$1,200,522	$3,395,902	$3,647,140
Trucking fuel surcharge	(73,093)	(110,312)	(233,897)	(337,220)
Revenue, excluding trucking fuel surcharge	1,137,313	1,090,210	3,162,005	3,309,920

Total operating expenses	1,044,945	1,097,569	3,026,155	3,319,295
Adjusted for:
Trucking fuel surcharge	(73,093)	(110,312)	(233,897)	(337,220)
Amortization of intangibles [2]	(11,473)	(10,759)	(34,421)	(32,144)
Impairments [3]	—	—	(1,255)	(2,182)
Legal accruals [4]	(6,160)	—	(6,160)	(15,500)
COVID-19 incremental costs [5]	—	—	(12,259)	—
Adjusted Operating Expenses	954,219	976,498	2,738,163	2,932,249
Adjusted Operating Income	$183,094	$113,712	$423,842	$377,671
Adjusted Operating Ratio	83.9%	89.6%	86.6%	88.6%

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1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger and other acquisitions.
3    "Impairments" reflects the non-cash impairment of certain tractors (within the Trucking segment) and certain legacy trailers (within the non-reportable segments) as a result of a softer used equipment market during the second quarter of 2020, as well as impairment charges of trailer tracking equipment (within the Trucking segment) during the first quarter of 2020. In the second quarter of 2019, we incurred a non-cash impairment of leasehold improvements (within the Trucking segment) which were incurred during the early termination of a lease related to one of our operating properties.
4    "Legal accruals" reflects costs incurred in the third quarter of 2020 related to certain class action lawsuits involving certain pre-merger employment-related claims that were previously disclosed by Swift, and in the second quarter of 2019 costs incurred with an issued jury verdict. These costs are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income.
5    "COVID-19 incremental costs" reflects costs incurred during 2020 that were directly attributable to the pandemic and were incremental to those incurred prior to the outbreak. These include payroll premiums paid to our drivers and shop mechanics, additional disinfectants and cleaning supplies, and various other pandemic-specific items. The costs are clearly separable from our normal business operations and are not expected to recur once the pandemic subsides.

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS [1]

	Quarter Ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$122,058	$74,619	$267,673	$241,762
Adjusted for:
Income tax expense attributable to Knight-Swift	47,835	24,524	99,204	78,523
Income before income taxes attributable to Knight-Swift	169,893	99,143	366,877	320,285
Amortization of intangibles [2]	11,473	10,759	34,421	32,144
Impairments [3]	—	—	1,255	2,182
Legal accruals [4]	6,160	—	6,160	15,500
COVID-19 incremental costs [5]	—	—	12,259	—
Adjusted income before income taxes	187,526	109,902	420,972	370,111
Provision for income tax expense at effective rate	(52,908)	(27,100)	(113,651)	(90,501)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$134,618	$82,802	$307,321	$279,610

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended September 30,		Year-to-Date September 30,
	2020	2019	2020	2019
GAAP: Earnings per diluted share	$0.71	$0.44	$1.57	$1.40
Adjusted for:
Income tax expense attributable to Knight-Swift	0.28	0.14	0.58	0.46
Income before income taxes attributable to Knight-Swift	0.99	0.58	2.15	1.86
Amortization of intangibles [2]	0.07	0.06	0.20	0.19
Impairments [3]	—	—	0.01	0.01
Legal accruals [4]	0.04	—	0.04	0.09
COVID-19 incremental costs [5]	—	—	0.07	—
Adjusted income before income taxes	1.10	0.64	2.46	2.15
Provision for income tax expense at effective rate	(0.31)	(0.16)	(0.66)	(0.52)
Non-GAAP: Adjusted EPS	$0.79	$0.48	$1.80	$1.62

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1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended September 30,		Year-to-Date September 30,
Trucking Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$975,881	$986,768	$2,774,311	$2,980,040
Total operating expenses	(807,100)	(877,359)	(2,390,408)	(2,629,684)
Operating income	$168,781	$109,409	$383,903	$350,356
Operating ratio	82.7%	88.9%	86.2%	88.2%
Non-GAAP Presentation
Total revenue	$975,881	$986,768	$2,774,311	$2,980,040
Fuel surcharge	(73,093)	(110,312)	(233,897)	(337,220)
Intersegment transactions	(196)	(71)	(705)	(157)
Revenue, excluding fuel surcharge and intersegment transactions	902,592	876,385	2,539,709	2,642,663

Total operating expenses	807,100	877,359	2,390,408	2,629,684
Adjusted for:
Fuel surcharge	(73,093)	(110,312)	(233,897)	(337,220)
Intersegment transactions	(196)	(71)	(705)	(157)
Amortization of intangibles [2]	(324)	(349)	(972)	(1,047)
Impairments [3]	—	—	(1,055)	(2,182)
COVID-19 incremental costs [4]	—	—	(12,146)	—
Adjusted Operating Expenses	733,487	766,627	2,141,633	2,289,078
Adjusted Operating Income	$169,105	$109,758	$398,076	$353,585
Adjusted Operating Ratio	81.3%	87.5%	84.3%	86.6%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued [1]

	Quarter Ended September 30,		Year-to-Date September 30,
Logistics Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$99,018	$86,213	$248,320	$258,094
Total operating expenses	(96,540)	(82,521)	(239,085)	(242,098)
Operating income	$2,478	$3,692	$9,235	$15,996
Operating ratio	97.5%	95.7%	96.3%	93.8%
Non-GAAP Presentation
Total revenue	$99,018	$86,213	$248,320	$258,094
Intersegment transactions	(2,781)	(2,582)	(8,260)	(6,968)
Revenue, excluding intersegment transactions	96,237	83,631	240,060	251,126

Total operating expenses	96,540	82,521	239,085	242,098
Adjusted for:
Intersegment transactions	(2,781)	(2,582)	(8,260)	(6,968)
Adjusted Operating Expenses	93,759	79,939	230,825	235,130
Adjusted Operating Income	$2,478	$3,692	$9,235	$15,996
Adjusted Operating Ratio	97.4%	95.6%	96.2%	93.6%

	Quarter Ended September 30,		Year-to-Date September 30,
Intermodal Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$98,859	$108,937	$276,410	$343,499
Total operating expenses	(98,609)	(111,589)	(283,372)	(339,598)
Operating income (loss)	$250	$(2,652)	$(6,962)	$3,901
Operating ratio	99.7%	102.4%	102.5%	98.9%
Non-GAAP Presentation
Total revenue	$98,859	$108,937	$276,410	$343,499
Intersegment transactions	(51)	(179)	(281)	(1,337)
Revenue, excluding intersegment transactions	98,808	108,758	276,129	342,162

Total operating expenses	98,609	111,589	283,372	339,598
Adjusted for:
Intersegment transactions	(51)	(179)	(281)	(1,337)
COVID-19 incremental costs [2]	—	—	(113)	—
Adjusted Operating Expenses	98,558	111,410	282,978	338,261
Adjusted Operating Income (Loss)	$250	$(2,652)	$(6,849)	$3,901
Adjusted Operating Ratio	99.7%	102.4%	102.5%	98.9%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.

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